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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
First Republic Bancorp Inc.:

  We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-65806 pertaining to the First Republic Bancorp Inc. 1985 Stock Option Plan and No. 33-58978 pertaining to the First Republic Bancorp Inc. Employee Stock Purchase Plan) and in the Registration Statement on Form S-3 (No. 33-66336 pertaining to the Subordinated Debentures Due 2009) of our report dated January 28, 1997, relating to the Consolidated Balance Sheet of First Republic Bancorp Inc. and subsidiary as of December 31, 1996 and 1995, and the related Consolidated Statements of Income, Stockholders' Equity and Cash Flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report of First Republic Bancorp Inc. incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1996.

                                          By /s/ KPMG Peat Marwick LLP
                                            ---------------------------
                                              KPMG Peat Marwick LLP

San Francisco, California
March 13, 1997